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                                                                   Exhibit 10.39

                                           October 13, 1999

Donald Manning, Esq.
Nextel Partners Operating Corp.
4500 Carillon Point
Kirkland, WA 98033

      Re: Appointment of Nextel Partners Operating Corp. ("Partners") as Designee of Nextel WIP Corp. ("NWIP") to Perform Specified Duties under Section 6.9 of Joint Venture Agreement (the "JVA") dated as of January 29, 1999 by and among Partners, NWIP, and Nextel Partners, Inc. ("NPI")

Dear Don:

      This letter (the "Designation") sets forth the agreement with respect to
(i) the appointment of Partners to perform specified duties on behalf of NWIP and as NWIP's designee under and for purposes of Section 6.9 of the JVA, and
(ii) the designation of Partners as a "Transferring Subsidiary" for purposes of the Site Commitment Agreement (as defined below). Capitalized terms used in this Designation but not otherwise defined herein shall have the same meanings assigned to them in the JVA.

      o In exercising its rights under Section 6.9 of the JVA, NWIP hereby authorizes and appoints Partners to perform specified duties on its behalf and as its designee for the sole purpose of contracting directly with one or more third parties (the "Contractors"), including Tower Asset Sub, Inc. ("Tower Sub"), to perform (subject to Section 6.9A of the JVA) the Site Acquisition Work and tower construction work referenced in Section 6.9B of the JVA (collectively, the "Work").

      o The authorization and appointment set forth in the preceding paragraph is revocable by NWIP in its sole and absolute discretion upon ten (10) calendar days prior written notice to Partners; provided, however, that in the event NWIP exercises its right to revoke this Designation for convenience, NWIP, in accordance with and to the extent set forth in Section 6.9B of the JVA, shall be liable for any delays in Site Acquisition Work or construction caused by such revocation on and after such revocation, and any such delays shall constitute an Excusable Delay as set forth in Sections 6.9B and 12.5 of the JVA.

      o For so long as and to the extent this Designation is in effect, as concerns all actions taken or omitted, and all Work performed by Partners as designee of NWIP hereunder, Partners acknowledges and agrees that such actions are taken or omitted, and such Work is performed, by Partners in place of and in substitution for NWIP, and that, notwithstanding anything to the contrary in Section 6.9 of the JVA or any other provision of the JVA relating to liability or responsibility for the consequences of failure to timely and properly take or complete any such action or Work, (i) NWIP shall have no liability or responsibility of any nature whatsoever to Partners in connection with any such action, omission, or Work, and
            (ii) Partners' failure to timely and properly take or complete (or arrange for the taking or completion of) any such action or Work (other than because of any act of any government in its sovereign capacity (including zoning or licensing actions), war or insurrection, strike or slow down, extreme weather, fire, earthquake, flood, epidemic, quarantine restriction, or acts of God or other such occurrences or events beyond the control of Partners) shall not constitute an Excusable Delay for purposes of the
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Donald Manning, Esq.
October 13,1999
Page 2


            JVA or otherwise relieve or release Partners from any of its obligations under the JVA, including without limitation, those relating to the scheduled Build Out of its ESMR Network.

      o Pursuant to this Designation and the terms of Section 2.1 of the Master Site Commitment Agreement (the "Site Commitment Agreement") dated as of April 20, 1999 among Nextel Communications, Inc., Nextel of New York, Inc., Nextel Communications of the Mid-Atlantic, Inc., Nextel South Corp., Nextel of California, Inc., Tower Parent Corp., SpectraSite Holdings, Inc., and Tower Asset Sub, Inc., Partners shall be designated as, and shall be deemed to be, a "Transferring Subsidiary" as that term is defined in the Site Commitment Agreement. All Work shall be arranged and/or performed strictly in accordance with the terms of the Site Commitment Agreement, and all towers that are the subject of the Work shall meet the Minimum Specifications of the Site Commitment Agreement, except as otherwise expressly consented to in writing by NWIP, which consent shall not be unreasonably withheld or delayed. Partners shall cause all Contractors engaged by it or with its authorization to perform the Work in compliance with this paragraph.

      o Partners shall report monthly to NWIP on the status of the Work for each tower site that is or has been constructed by Partners pursuant to Section 6.9 of the JVA and this Designation or by Tower Sub in the Partner Area pursuant to the Site Commitment Agreement. Such report shall be in the form of Annex I attached hereto, which form may be modified from time to time with the mutual agreement of the parties. Partners shall maintain all records and information, including, without limitation, site leases, construction plans, permits, and the like, required to be maintained or provided by a Transferring Subsidiary under the Site Commitment Agreement. In addition, Partners shall provide NWIP with copies of any notices delivered or received by it pursuant to the Site Commitment Agreement and shall, on NWIP's request and at NWIP's expense, provide NWIP with copies of and access to any and all information and materials relating to Partner's performance of the Work or relating to the Site Commitment Agreement.

      o Each of NPI and Partners represents and warrants that (i) it is duly authorized to execute, deliver, and perform its obligations under this Designation, (ii) no consents, authorizations, approvals, or notices are needed to effect the transactions contemplated by this Designation, and (iii) the execution, delivery, and performance by it of its obligations under this Designation will not contravene any applicable laws, rules, or regulations, and will not conflict with or result in any material breach of, or constitute a material default under, any indenture, mortgage, deed of trust, or other instrument or agreement to which it is a party or by which it is bound or to which any of its assets may be subject.

      o For so long as and to the extent this Designation is in effect, Partners shall be solely liable for all costs associated with the Work. Nextel shall have no liability or obligation to any party, under the JVA, the Site Commitment Agreement, or otherwise, with respect to the Work, including, without limitation, any liability whatsoever for any delays, deficiencies or other defaults relating to the Work. Without limiting the generality of the foregoing, so long
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Donald Manning, Esq.
October 13, 1999
Page 3


            as Partners is responsible for, or is authorized to make arrangements with Contractors for, conducting the Work, and except as expressly set forth in the second paragraph of this Designation, Partners shall not be entitled to any remedy contemplated by Section 6.9B of the JVA with respect to such Work. This paragraph shall survive the revocation or expiration of this Designation to the extent it relates to Work performed or in progress during the term of this Designation.

      o Partners, for itself and its successors and assigns, hereby releases and forever discharges, and agrees to indemnify and hold harmless, Nextel and each of its affiliates, subsidiaries, predecessors, officers, directors, agents, shareholders, employees, insurers, and representatives from and against any and all liability, claims, demands, or actions in any way relating to Partners' activities as contemplated by this Designation or to the Work or arising from Partners' noncompliance with the terms and conditions of this Designation. NPI is and shall remain jointly and severally liable with Partners for the full and punctual performance of the indemnification obligations set forth in this paragraph. This paragraph shall survive the revocation or expiration of this Designation to the extent it relates to any acts or omissions arising or occurring during the term of this Designation.

      o This Designation shall remain in effect until the earlier of (i) NWIP's revocation of its appointment of Partners in accordance with the second paragraph hereof, and (ii) the Build Stop Date.

      o Nothing in this Designation shall be construed to create the relationship of partners, joint venturers, employer/employee, principal/agent, or any other joint enterprise.

      o The parties each shall deliver such further documents or assurances as may be reasonably required by the other to effect the authorization and appointment contemplated hereby.

      o Except as provided herein, the terms and conditions of the JVA shall remain unchanged and in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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Donald Manning, Esq.
October 13,1999
Page 4


      Please indicate your acceptance of the foregoing by causing this letter to be signed by a duly authorized representative and returned to me at your earliest convenience.


                                        NEXTEL WIP CORP.

                                        By: /s/ Alan Strauss
                                           -------------------------------------
                                        Name: Alan Strauss
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


ACCEPTED AND AGREED:

NEXTEL PARTNERS
  OPERATING CORP.

By: /s/ Donald J. Manning
   --------------------------------
Name: Donald J. Manning
     ------------------------------
Title: Vice President
      -----------------------------


ACCEPTED AND AGREED:

NEXTEL PARTNERS, INC.

By: /s/ Donald J. Manning
   --------------------------------
Name: Donald J. Manning
     ------------------------------
Title: Vice President
      -----------------------------